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                                                                    EXHIBIT 12.1


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                            YEAR ENDED DECEMBER 31,
                                          PERIOD ENDED   --------------------------------------------------
                                         JUNE 30, 2006     2005       2004       2003       2002      2001
                                         -------------   --------   --------   --------   -------   -------
Pretax Loss                                $(14,403)     $(47,090)  $(33,303)  $(22,374)  $(5,967)  $(1,880)
Fixed Charges:
   Interest Expense                              55           191        172         93         8         4
   Rental Expense                                90           127        153         45        20         1
   Capitalized Expenses                           6             6
                                           --------      --------   --------   --------   -------   -------
Total Fixed Charges                             145           318        325        138        28         5
                                           --------      --------   --------   --------   -------   -------
Earnings                                    (14,258)      (46,772)   (32,978)   (22,236)   (5,939)   (1,875)
                                           --------      --------   --------   --------   -------   -------
Ratio of earnings to fixed charges (1)     $     --      $     --   $     --   $     --   $    --   $    --

(1) Our earnings were insufficient to cover fixed charges by $14.3 million for the six months ended June 30, 2006, $46.8 million for the year ended December 31, 2005, $33.0 million for the year ended December 31, 2004, $22.2 million for the year ended December 31, 2003, $5.9 million for the year ended December 31, 2002 and $1.9 million for the year ended December 31, 2001.